UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 19th, 2007

Intrepid Global Imaging 3D, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

000-27407	98-0187705
(Commission File Number)	(IRS Employer Identification Number)

James Fischbach, Chief Executive Officer

555 S. Old Woodward, Suite 1109 Birmingham, MI 48009
(Address of principal executive offices)

     (248) 417-3202
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 19th, 2007 Intrepid Global Imaging 3D, Inc. (the “Company”) entered into an agreement (the “Agreement”) to purchase one hundred percent (100%) of the assets (the “Assets”) from Image-Tek Corporation a limited liability company organized and incorporated under the laws of the state of California (the “Vendor); for an aggregate purchase price of six million three hundred and fifty thousand dollars (US $6,350,000) (“The Purchase Price”).

Whereas, Crawford is the owner of all of the issued and outstanding shares of Image-Tek and is the full time Chief Executive Officer of Image-Tek contributing his expertise to the manufacture, distribution, and sale of Image-Tek products; and

Whereas, Image-Tek’s technology and products are used in Intrepid’s technology and products and in other related 3-D holographic products which are being developed by Intrepid; and

3-D ImageTek Corporation specializes in the design, manufacture, and sales of stereoscopic 3-D video products and components in order to display, record, transmit, and project true stereoscopic 3D video. 3-D ImageTek designs and manufactures its own line of products in the United States and distributes additional 3D video products from specialized manufacturers around the world.

Worldwide markets include: Medical (Neurology, Ophthalmology, Endodontist, ENT, Urology), Education, Military/Defense, Museums, Surgical Robots, Unmanned Vehicles, Tele-Medicine, Training, and Entertainment .

3-D ImageTek Corp. was founded in 1988 by Craig Crawford and Steve Hines. Full time operations began on January 1, 1990 . . .

- Craig Crawford's background included 12 years in the fields of robotics, machine vision, and large system computer products.

- Steve Hines had been the Sr. Research Physicist with Kodak for 12 years prior to founding HinesLab, Inc. Hines owns the patents on the 3D camera assembly and optics used to film Disney's Captain EO, 3D MuppetVision, and Universal Studio's "T23D" 3D movie attractions.

- In 1992, after having consulted on several film projects such as Disney's 3D MuppetVision, Universal Studio's Alfred Hitchcock's "The Birds" (3D), and New Line Cinema's 3D "Nightmare on Elm Street" movie, Craig Crawford acquired Steve Hines' portion of the company in order to focus the company on the design, manufacture, and sales of unique 3D video products and technologies.

ImageTek products now ship internationally with a far ranging list of customers including NASA, the Barrow Neurological Institute, the National Museum in Cairo, Egypt, Cornell Medical School (Tele-Robotic Surgery/Urology and Neurosurgery Departments), University-College London (Dept. of Neurosurgery), University of Sao Paolo Medical School (Anatomy), US Army Aero Medical Research Labs, Ohio State University School of Medicine, Stanford University, Henry Ford Health Systems (Tele-Robotic Surgery), University of Texas (Biology), Los Alamos Labs, Keio University Japan (Augmented Reality Group), Disney MGM Studios .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Intrepid Global Imaging 3D, Inc.

By: /s/ James Fischbach	March 19, 2007

Name: James Fischbach

Title: Chief Executive Officer